UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2019

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Logan Square, 100 N. 18th St., 23rd

Floor, Philadelphia, Pennsylvania 19103

(Address of Principal Executive Offices, and Zip Code)

(215) 207-2100

Registrant’s telephone number, including area code:

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed by RAIT Financial Trust (“RAIT”):

•

On August 30, 2019, RAIT and its affiliates RAIT Funding LLC, RAIT General, Inc. (“RAIT General”), RAIT Limited, Inc. (“RAIT Limited”), Taberna Realty Finance Trust (“TRFT”), RAIT JV TRS, LLC, and RAIT JV TRS Sub, LLC (each, a “Debtor”, and together, the “Debtors”) filed voluntary bankruptcy cases (the “Chapter 11 Cases”) under chapter 11, Title 11 of the U.S. Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases are jointly administered under the caption In re: RAIT Funding, LLC, a Delaware limited liability company, et. al.;

•

On the same date, RAIT, RAIT General, RAIT Limited and TRFT (together, the “Sellers”), entered into an Equity and Asset Purchase Agreement (the “Original Purchase Agreement”), as amended by Amendment No. 1 to the Equity and Asset Purchase Agreement, dated October 4, 2019 (the “Amendment”, and the Original Purchase Agreement, as so amended, the “Purchase Agreement”), with CF RFP Holdings LLC, a Delaware limited liability company and an entity owned by funds managed by affiliates of Fortress Investment Group LLC (“Buyer”), pursuant to which, among other things, Buyer agreed to purchase certain subsidiaries and assets of the Sellers (together, the “Purchased Assets”); and

•

On August 29, 2019, RAIT entered into a Restructuring and Plan Support Agreement (the “RSA”) with TRFT, and TP Management LLC, an affiliate of Buyer, in its capacity as delegate collateral manager (“TPM”). TPM is the collateral manager of a securitization collateralized in part by a Junior Subordinated Note due 2035 (the “2035 Note”) issued under a Junior Subordinated Indenture, dated October 25, 2010, by and between TRFT and Wells Fargo Bank, National Association, as Trustee. Pursuant to the RSA, TPM agreed, among other things, to support, and take reasonable necessary actions in furtherance of, the transactions contemplated by the Purchase Agreement.

On December 23, 2019, the Sellers completed the sale (the “Closing”) of the Purchased Assets to Buyer pursuant to the terms of the Purchase Agreement in consideration for $172.8 million (including $40.2 million of cash and cash equivalents that are being retained by RAIT), of which $4.0 million will be held in escrow for up to twenty-four (24) months following the Closing for the purpose of satisfying certain contingent indemnification obligations related to certain tax representations, to the extent such obligations become non-contingent. The Purchased Assets comprised of (i) equity interests in certain RAIT subsidiaries holding substantially all of RAIT’s operating assets, (ii) cash and cash equivalents, (iii) Class F, G and H notes issued by RAIT CRE CDO I, Ltd. and RAIT CRE CDO I, LLC, (iv) a participation interest in a commercial real estate mortgage loan, and (v) the assignment and assumption of certain guaranties made by RAIT related to loans secured by real estate owned by certain subsidiaries of RAIT. The Purchase Price was determined as a result of bidding processes conducted by RAIT (i) in the period prior to filing the Chapter 11 Cases and (ii) post-filing, pursuant to Bankruptcy Court-approved bidding procedures, and no higher or otherwise better bid was received as a result of the bidding procedures.

These descriptions are qualified in their entity by reference to the full text of the Original Purchase Agreement, the Amendment and the RSA, which are filed as Exhibits 10.1.1, 10.1.2, and 10.2.1, respectively, to RAIT’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

December 26, 2019	By:	/s/ John J. Reyle
Name: John J. Reyle
Title: Chief Executive Officer, President & General Counsel